Exhibit (2)(k)(2)(a)

POWER OF ATTORNEY

The undersigned officers and the Directors of Enhanced S&P 500® Covered Call Fund Inc. (the “Fund”) (as such Fund may be renamed from time to time), hereby authorizes Mitchell M. Cox, Donald C. Burke, and Andrew J. Donohue or any of them, as attorney-in-fact, to sign on his behalf, in the capacities indicated, any Registration Statement or amendment thereto (including any pre-effective or post-effective amendments) for the Fund or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 11th day of July 2005.

/s/ Alan Batkin	/s/ William Rainer
Alan Batkin, Director	William Rainer, Director

/s/ Paul Glasserman	/s/ Andrew J. Donohue
Paul Glasserman, Director	Andrew J. Donohue, Director

/s/ Steven Kohlhagen	/s/ Mitchell M. Cox
Steven Kohlhagen, Director	Mitchell M. Cox, President

/s/ Donald C. Burke
Donald C. Burke, Vice President, Treasurer and Secretary